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                                    AGREEMENT AND

                                PLAN OF REORGANIZATION

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                                  TABLE OF CONTENTS


SECTION                                                                     PAGE
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ARTICLE I - THE MERGER........................................................2

    1.1 The Merger............................................................2
    1.2 Effective Time; Closing...............................................2
    1.3 Effect of the Merger..................................................2
    1.4 Certificate of Incorporation; Bylaws..................................2
    1.5 Directors and Officers................................................3
    1.6 Effect on Capital Stock...............................................3
    1.7 Dissenting Shares.....................................................6
    1.8 Surrender of Certificates.............................................6
    1.9 No Further Ownership Rights in Company Stock..........................8
    1.10 Lost, Stolen or Destroyed Certificates...............................8
    1.11 Tax Consequences and Accounting Treatment............................8
    1.12 Taking of Necessary Action; Further Action...........................8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................8

    2.1 Organization of the Company...........................................9
    2.2 Company Capital Structure.............................................9
    2.3 Subsidiaries.........................................................10
    2.4 Authority............................................................10
    2.5 Company Financial Statements.........................................10
    2.6 No Undisclosed Liabilities...........................................11
    2.7 No Changes...........................................................11
    2.8 Taxes................................................................12
    2.9 Restrictions on Business Activities..................................14
    2.10 Title of Properties; Absence of Liens and Encumbrances; Condition of
         Equipment...........................................................15
    2.11 Intellectual Property...............................................15
    2.12 Agreements, Contracts and Commitments...............................16
    2.13 Interested Party Transactions.......................................18
    2.14 Governmental Authorization..........................................18
    2.15 Litigation..........................................................18
    2.16 Accounts Receivable.................................................19
    2.17 Minute Books........................................................19
    2.18 Environmental and OSHA..............................................19
    2.19 Labor Matters.......................................................20
    2.20 Insurance...........................................................20
    2.21 Compliance With Laws................................................20
    2.22 Complete Copies of Materials........................................20
    2.23 Hearing Notice and Proxy Statement..................................21
    2.24 Employee Benefit Plans..............................................21

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    2.25 No Commitments Regarding Future Products............................23
    2.26 Third Party Consents................................................23
    2.27 Brokers' and Finders' Fees..........................................23
    2.28 Inventories.........................................................23
    2.29 Representations Complete............................................24

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........24

    3.1 Organization; Standing and Power.....................................24
    3.2 Capital Structure....................................................24
    3.3 Authority............................................................25
    3.4 SEC Documents; Parent Financial Statements...........................26
    3.5 Broker's and Finders' Fees...........................................26
    3.6 Hearing Notice and Proxy Statement...................................26
    3.7 Securities Act Exemption.............................................26
    3.8 No Material Adverse Change...........................................27
    3.9 Agreements...........................................................27
    3.10 Litigation..........................................................27
    3.11 Representations Complete............................................27

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME.............................27

    4.1 Conduct of Business of the Company...................................27
    4.2 No Solicitation......................................................30
    4.3 Conduct of Business of Parent........................................30

ARTICLE V - ADDITIONAL AGREEMENTS............................................31

    5.1 Stockholder Approval.................................................31
    5.2 Access to Information................................................31
    5.3 Confidentiality......................................................32
    5.4 Expenses.............................................................32
    5.5 Public Disclosure....................................................32
    5.6 Pooling Accounting...................................................32
    5.7 Consents.............................................................32
    5.8 Affiliate Agreements.................................................32
    5.9 FIRPTA...............................................................33
    5.10 Legal Requirements..................................................33
    5.11 Blue Sky Laws.......................................................33
    5.12 Best Efforts; Additional Documents and Further Assurances...........33
    5.13 Stock Options.......................................................33
    5.14 Form S-8............................................................34
    5.15 Updated Information Regarding Company Capitalization................34

ARTICLE VI - CONDITIONS TO THE MERGER........................................34

    6.1 Conditions to Obligations of Each Party to Effect the Merger.........35
    6.2 Additional Conditions to Obligations of Company......................36
    6.3 Additional Conditions to the Obligations of Parent and Merger Sub....37


                                         -ii-

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ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.............38

    7.1 Survival of Representations and Warranties...........................38
    7.2 Escrow Arrangements..................................................38
    7.3 Method of Asserting Claims...........................................40
    7.4 Agent of the Shareholders; Power of Attorney.........................40
    7.5 Adjustment to Escrow Number..........................................40
    7.6 Indemnity by Parent..................................................41

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.............................41

    8.1 Termination..........................................................41
    8.2 Effect of Termination................................................42
    8.3 Amendment............................................................42
    8.4 Extension; Waiver....................................................42


ARTICLE IX - GENERAL PROVISIONS..............................................42

    9.1 Notices..............................................................42
    9.2 Interpretation.......................................................43
    9.3 Counterparts.........................................................43
    9.4 Miscellaneous........................................................44
    9.5 Governing Law........................................................44
    9.6 Rules of Construction................................................44


    EXHIBIT A -    FORM OF AFFILIATE AGREEMENT
    EXHIBIT B-1 -  FORM OF EMPLOYMENT AGREEMENT
    EXHIBIT B-2 -  FORM OF EMPLOYMENT AGREEMENT
    EXHIBIT B-3 -  FORM OF EMPLOYMENT AGREEMENT
    EXHIBIT C -    ESCROW AGREEMENT
    EXHIBIT D-1 -  FORM OF NONCOMPETITION AGREEMENT
    EXHIBIT D-2 -  FORM OF NONCOMPETITION AGREEMENT


                                        -iii-

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                         AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 27, 1996, among Sync Research, Inc., a Delaware corporation ("Parent"), SR Acquisition Corp., a Delaware corporation ("Merger Sub"), and a wholly owned subsidiary of Parent, and TyLink Corporation, a Delaware corporation (the "Company").

                                       RECITALS

    A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

    B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock, $.01 par value per share, of the Company, ("Company Common Stock") and the Series A Preferred Stock, $.01 par value per share ("Company Series A Preferred Stock"), of the Company shall be converted into shares of common stock, $.001 par value per share, of Parent ("Parent Common Stock") and the outstanding shares of Series B Preferred Stock, $.01 par value per share ("Company Series B Preferred Stock"), of the Company shall be converted into a combination of shares of Parent Common Stock and cash in the manner and on the terms set forth herein. Company Series A Preferred Stock and Company Series B Preferred Stock are sometimes referred to herein collectively as "Company Preferred Stock." Company Common Stock and Company Preferred Stock are sometimes herein referred to collectively as "Company Stock."

    C. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

    D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    E. The parties intend that the Merger be treated as a pooling of interests for accounting purposes.

    F. The parties intend that the shares of Parent Common Stock to be issued pursuant to the Merger shall be exempt securities pursuant to Section 3(a)(10) of the Securities Act of 1933 as amended.

    NOW, THEREFORE, in consideration of the mutual covenants, premises, warranties and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

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                                      ARTICLE I

                                      THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger to be prepared by the parties prior to the Effective Date (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

    1.2 EFFECTIVE TIME; CLOSING. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by causing a properly executed Certificate of Merger to be filed with the Secretary of State of the State of Delaware in accordance with Delaware Law on the Closing Date (as defined below). The Merger shall become effective upon such filing of the Certificate of Merger (the time of such filing being hereinafter referred to as the "Effective Time"). The closing of the Merger (the "Closing") will take place as soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VI hereto (the "Closing Date").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Article I, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

         (a)  Unless otherwise determined by Parent prior to the Effective
Time, at the Effective Time , the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Blue."

         (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

    1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of

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the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the outstanding shares of the Company or Merger Sub:
         (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive a number of shares of Parent Common Stock equal to the Common Stock Conversion Ratio.

         (b) CONVERSION OF COMPANY SERIES A PREFERRED STOCK. Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Series A Preferred Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive a number of shares of Parent Common Stock equal to the Series A Preferred Stock Conversion Ratio.

         (c) CONVERSION OF COMPANY SERIES B PREFERRED STOCK. Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Series B Preferred Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) (i) shall be paid in cash the lesser of
(x) $1.5742 per share or (y) an amount, as determined by the Company, which, after taking into account any cash or property to be paid with respect to Dissenting Shares, to holders of fractional shares, or to any other stockholders who receive cash or property for their Company Stock rather than Parent Common Stock in the Merger, will not cause the holders of Company Stock in the aggregate to fail to receive in the Merger Parent Common Stock in exchange for Company Stock constituting control of Company as provided under
Section 368(a)(2)(E)(ii) of the Code (provided that the aggregate amount of cash paid to all then issued and outstanding shares of Company Series B Preferred Stock shall not exceed $4,000,000), and (ii) and will be canceled and extinguished and converted automatically into the right to receive a number of shares of Parent Common Stock equal to the Series B Preferred Stock Conversion Ratio.

         (d) CANCELLATION OF PARENT-OWNED AND MERGER SUB-OWNED STOCK. Each share of Company Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (e) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing

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ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (f) ADJUSTMENTS TO CONVERSION RATIOS. The Conversion Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change (a "Recapitalization Event") with respect to Parent Common Stock or Company Stock occurring after the date hereof and prior to the Effective Time.

         (g) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average last sale price of a share of Parent Common Stock for the ten
(10) most recent days that Parent Common Stock has traded ending on the trading day immediately preceding the five (5) trading days immediately prior to the Effective Time, as reported on the Nasdaq National Market.

         (h) DEFINITIONS. For purposes of this Agreement, the following terms shall have the definitions set forth below:

              "Aggregate Stock Number" means the quotient obtained by dividing
(i) $41,700,000 by (ii) the Average Stock Price; provided, however, that the Aggregate Stock Number shall in no event be greater than 2,780,000.

              "Average Stock Price" means the average of the closing sale prices of Parent Common Stock reported in the WALL STREET JOURNAL, on the basis of information provided by the Nasdaq National Market for each of the ten trading days immediately preceding the five trading days immediately preceding (but not including) the Effective Time.

              "Certificate Average Stock Price" means the average of the closing sale prices of Parent Common Stock reported in the WALL STREET JOURNAL, on the basis of information provided by the Nasdaq National Market for each of the thirty trading days immediately preceding the three trading days immediately preceding (but not including) the Effective Time

              "Conversion Ratios" means the Common Stock Conversion Ratio and the Series A and Series B Preferred Stock Conversion Ratios.

              "Common Stock Conversion Ratio" means the amount equal to the quotient obtained by dividing (i) the Aggregate Stock Number less the total number of shares of Parent Common Stock to be issued upon the conversion of Company Series A and Series B Preferred Stock pursuant to Sections 1.6 (b) and
(c) above by (ii) the Total Pre-Merger Common Stock Equivalents.

              "Company Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended and restated, immediately prior to the Effective Time.

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              "Escrow Number" means an amount equal to the product of (a) 0.1 and (b) an amount equal to (i) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time multiplied by the Common Stock Conversion Ratio plus (ii) the total number of shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Time multiplied by the Series A Preferred Stock Conversion Ratio plus (iii) the total number of shares of Company Series B Preferred Stock outstanding immediately prior to the Effective Time multiplied by the Series B Preferred Stock Conversion Ratio; provided that the Escrow Number is subject to adjustment pursuant to Section 7.5 hereof.


              "Merger Price" means the sum of (i) the aggregate amount of cash to be paid to the holders of Company Series B Preferred Stock pursuant to
Section 1.6(c) above (the "Series B Cash") plus (ii) the product obtained by multiplying the Aggregate Stock Number by the Average Stock Price; provided, however, that in no event shall the Merger Price exceed $45,700,000.

              "Series A Preferred Stock Conversion Ratio" means an amount equal to the greater of (A) the quotient (such quotient, "the Series A Liquidation Ratio") obtained by dividing (i) the sum of $1.00 (appropriately adjusted to reflect the occurrence prior to the Closing Date of any event described in
Section 4(e)(iii), (iv) or (v) of Part II of Article Fourth of the Company Certificate of Incorporation) and the accrued but unpaid dividends on one share of Series A Preferred Stock computed as of the Closing Date (such sum the "Series A Liquidation Preference") by (ii) Certificate Average Stock Price or
(B) the product of (i) the Common Stock Conversion Ratio, and (ii) $1.00 divided by the then applicable Series A Conversion Price (as defined in the Company Certificate of Incorporation).

              "Series B Preferred Stock Conversion Ratio" means an amount equal to the quotient (such quotient, the "Series B Liquidation Ratio") obtained by dividing (A) the sum of $1.99135 (appropriately adjusted to reflect the occurrence prior to the Closing Date of any event described in
Section 4(e)(iii), (iv) or (v) of Part II of Article Fourth of the Company Certificate of Incorporation) and the accrued but unpaid dividends on one share of Series B Preferred Stock computed as of the Closing Date (such sum, the "Series B Liquidation Preference") LESS the amount of cash paid per share of Company Series B Preferred Stock pursuant to Section 1.6(c) above by (B) the Certificate Average Stock Price.

              "Total Pre-Merger Common Stock Equivalents" means the total number of shares of outstanding Company Common Stock immediately prior to the Effective Time. For purposes of this definition, all shares of Company Common Stock issuable upon exercise of options or upon conversion, exchange or exercise of other securities or other rights outstanding immediately prior to the Effective Time (regardless of whether then exercisable, convertible or exchangeable and including shares issuable upon exercise of outstanding options issued under the Company's 1994 Equity Incentive Plan (the "Company Stock Option Plan"), notwithstanding that such options are being assumed or converted into options for Parent Common Stock in accordance with Section 5.13), shall be deemed outstanding; provided, however, that the shares of Common Stock issuable upon conversion of the Company Series A and Series B Preferred Stock shall not be deemed to be outstanding.

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    1.7  DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Parent Common Stock to which such stockholder would otherwise be entitled under Section 1.6 (less the number of shares allocable to such stockholder that have been deposited in the Escrow Fund in respect of such shares of Company Stock pursuant to Section 1.8(a) and Article VII hereof) and payment for fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares

         (c) The Company shall give Parent (i) prompt notice of any written demand received by the Company to require the Company to purchase shares of Company Stock pursuant to Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payments with respect to any such demands or offer to settle or settle any such demands.

    1.8  SURRENDER OF CERTIFICATES.

         (a) EXCHANGE AGENT. The First National Bank of Boston shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for shares of Company Stock outstanding immediately prior to the Effective Time, less such number of shares of Parent Common Stock as are to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirement of Article VII hereof.

         (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the

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Certificates in exchange for certificates representing shares of Parent Common
Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VII hereof) and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Number which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent for certain damages as provided in Article VII. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends (except to the extent provided in Section 1.8(d) below), to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

         (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (f)  NO LIABILITY.  Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof (including any cash for Dissenting Shareholders and fractional shares paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

    1.11 TAX CONSEQUENCES AND ACCOUNTING TREATMENT. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and that the transaction be accounted for as a pooling of interests.


    1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub, subject to such qualifications and exceptions as are set forth in a disclosure letter delivered prior to the date hereof (which disclosure letter shall specifically identify the sections or subsections which are qualified by the information set forth therein) signed by the Company and acknowledged by the Parent and Merger Sub (the "Company Disclosure Letter"), as follows:

    2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by the Company. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" when used with respect to any entity means (a) a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of such entity and its subsidiaries, if any, taken as a whole, or on the ability of the Surviving Corporation following the Merger to continue the business of the Company substantially as currently conducted or proposed to be conducted (without the loss of any material rights), and (b) a material impairment in the ability of such entity to perform any of its obligations under this Agreement or to consummate the Merger. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws (or similar governing instruments), each as amended to date, to Parent or its counsel.

    2.2 COMPANY CAPITAL STRUCTURE. The authorized capital stock of the Company consists of Twenty Million (20,000,000) shares of Common Stock, $.01 par value per share, Four Million Two Hundred Thousand (4,200,000) shares of
Series A Preferred Stock, $.01 par value per share and Two Million Six Hundred Thousand (2,600,000) shares of Series B Preferred Stock, $.01 par value per share. The Series A Conversion Price (as such term is defined in the Company's Certificate of Incorporation) is $1.00, the Series B Conversion Price (as such term is defined in the Company's Certificate of Incorporation) is $1.49135, each share of Company Preferred Stock is convertible into one share of Company Common Stock. As of the date hereof, there are 9,182,224, 4,184,751 and 2,540,820 shares of the Company Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively, issued and outstanding held by the persons, and in the amounts, set forth under Section 2.2 of the Company Disclosure Letter. Such list of holders of Company Stock in the Company Disclosure Letter also indicates how many shares of each holder were subject to repurchase upon termination of employment as of the date hereof. All outstanding shares of Company Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Stock and all outstanding options or other rights to purchase Company Stock have been issued in compliance with all federal and state securities laws. The Company has reserved 3,968,224 shares of Company Common Stock for issuance to employees and consultants pursuant to the Company Stock Option Plan, of which 1,132,975 shares have been exercised, and 2,686,083 shares are subject to outstanding, unexercised options. Section 2.2 of the Company Disclosure Letter also sets forth a true, correct and complete list of all outstanding options for Company Stock (which, for each outstanding option, sets forth the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option is exercisable and, if the exercisability of such option will be or is required to be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration). Such list also describes any repricing of options which has taken place since the date of the Company's incorporation. Except as set forth in Section 2.2 of the

Company Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

    2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries or affiliated Companies and does not otherwise own and has never otherwise owned any shares of stock or any interest in, or control of, directly or indirectly, any other corporation, partnership, association, joint venture or entity.

    2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and the other transactions contemplated hereby by the Company's stockholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, (iii) the fairness hearing referred to in
Section 5.1, and (iv) the qualification by permit pursuant to 25121 of the California Corporate Securities Law of 1968, as amended.

    2.5  COMPANY FINANCIAL STATEMENTS.


         (a) The Company Disclosure Letter includes a true, correct and complete copy of the Company's audited financial statements (balance sheets, income statements and statements of cash flow) as of and for the fiscal years ending March 31, 1996, 1995 and 1994 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated. The Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The audited balance sheet of the Company as of March 31, 1996 is hereinafter referred to as the "Company Balance Sheet."

         (b) The Company's financial plan previously prepared by the Company and delivered to Parent (the "Financial Plan"), entitled "Pro Forma Income Statement 1997" was prepared in good faith, based on assumptions the Company deems reasonable and were prepared for planning purposes, provided that no assurances can be given that the Company will achieve the results projected therein. The Company disclaims any representation regarding any projections, other than the Financial Plan, with respect to its financial performance for any period ending after March 31, 1996.

    2.6 NO UNDISCLOSED LIABILITIES. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities disclosed or provided for in the Company Balance Sheet; (ii) liabilities which individually or in the aggregate are not material to the Company; (iii) liabilities under this Agreement or disclosed in the Company Disclosure Letter and (iv) liabilities made or incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices.

    2.7 NO CHANGES. Since the date of the Company Balance Sheet there has not been, occurred or arisen any:

         (a) transaction by the Company except in the ordinary course of business as conducted on that date;

         (b) capital expenditure by the Company, in any individual amount exceeding $20,000 or in the aggregate, exceeding $150,000;

         (c) destruction, damage to, or loss of any assets (including, without limitation, intangible assets) of the Company (whether or not covered by insurance), either individually or in the aggregate, exceeding $50,000;

         (d) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by the Company;

         (e) declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares, other than repurchases of stock from former employees, director and consultants in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at cost in connection with any termination of service to the Company;

         (f) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors or employees (other than regularly scheduled increases for employees other than officers in the ordinary course of business), or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except in connection with and pursuant to existing bonus plans;

         (g) acquisition (other than as provided in Section 2.7(b)), sale or transfer of any asset of the Company except in the ordinary course of business and not in excess of $50,000;

         (h) formation or termination of any material contract, agreement or license (including any distribution agreement) to which the Company is a party other than termination by the Company pursuant to the terms thereof;

         (i) loan by the Company to any person or entity, or guaranty by the Company of any loan, other than travel or similar advances made to employees in connection with their employment duties;

         (j) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, in excess of $50,000 in the aggregate;

         (k) other event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Company;

         (l) issuance, sale or redemption by the Company of any of its shares or of any other of its securities, except repurchases of stock from former employees, directors and consultants in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at cost in connection with any termination of service to the Company;

         (m) material change in policies for pricing or royalties set or charged by the Company; or

         (n) negotiations that have risen to the level of serious discussions involving a member of the Key Group or agreement by the Company to do any of the things described in the preceding clauses (a) through (n) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

    2.8  TAXES.

         (a) For purposes of this Section 2.8 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

              (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

              (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

         (b) All Returns required to be filed by or on behalf of Company have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Company under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Company is contesting in good faith through appropriate proceedings. Company has no subsidiaries and has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

         (c) The amount of Company's liability for unpaid Taxes for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of Company payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Company has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

         (d) Parent has been furnished by Company with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Company relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Company for all periods ending on and after December 31, 1991.

         (e) The Returns of or including Company have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to Company's knowledge, pending (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Company, and Company has not received notice (either in writing or verbally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Company is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Company or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Company. Company has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

         (f) Company is not (nor has it ever been) a party to any tax sharing agreement.

         (g) Company is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
Company is not a "consenting corporation" under Section 341(f) of the Code. Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Company pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Company has not agreed to, nor is it required to make, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Company will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Company received the economic benefit prior to the Closing Date. Company is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A and the regulations thereunder.

         (h) Company does not have net operating losses currently subject to limitation under Code Sections 382, except that Company's net operating losses are subject to limitation under Code Section 382 to the extent set forth in a memorandum dated June 18, 1996 prepared by Company's accountants and attached to the Disclosure Schedule.

    2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree with, of or by any governmental authority, court or arbitrator binding upon the Company which has or could be expected to have the effect of materially prohibiting or impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted.

    2.10 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

         (a) The Company owns no real property. Section 2.10(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any other parties to such leases or any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

         (b) The Company holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Company Financial Statements, except for liens for current taxes not yet due and payable and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

         (c) Section 2.10(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by the Company, except individual pieces of equipment owned by the Company with an individual value of less than $10,000. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, and (iii) in good operating condition except for ordinary wear and tear.

    2.11 INTELLECTUAL PROPERTY.

         (a) The Company owns, or is licensed or otherwise entitled to use rights to, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade secrets, proprietary rights, processes, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material necessary for or in the business of the Company as currently conducted or as currently proposed to be conducted (the "Company Intellectual Property Rights"). Section 2.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of
(i) any pending requests the Company has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and
(ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right or other trade secret material to the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list in the Company Disclosure Letter. The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products of the Company in respect of which the Company Intellectual Property Rights are being used. No claims with respect to the Company Intellectual Property Rights have been asserted or, to the best knowledge of the Company, are threatened by any person nor, to the best of the Company's knowledge, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted, or
(iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting in all material respects. To the best knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. The Company has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof, nor does it have any knowledge of any such charge or claim, and, to the best knowledge of the Company, there is not any infringement liability with respect to, or infringement or violation by, the Company of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another. There is no outstanding order, judgment, decree or stipulation on the Company, and the Company is not party to any agreement, restricting in any manner the licensing of the Company's products by the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property Right other than intellectual property indemnity provided in the ordinary course to purchasers of the Company's products. Each current and former employee of and consultant to the Company has signed a Proprietary Rights and Confidentiality Agreement in substantially the Company's standard form, a copy of which has been provided to the Parent or its counsel.

    2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS. The Company does not have and is not a party to:

         (a)  any collective bargaining agreements,

         (b) any agreements that contain any unpaid severance liabilities or obligations,

         (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

         (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales commission agreement, contract or commitment with a firm or other organization, not terminable by the Company on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit the Company's to ability terminate employees at will,

         (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated (including the lapsing of repurchase rights under restricted stock purchase agreements), by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

         (f)  any fidelity or surety bond or completion bond,

         (g) any lease of personal property having a value individually in excess of $25,000,


         (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business,

         (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any person,

         (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $20,000,

         (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

         (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

         (m) any purchase order or contract for the purchase of raw materials involving $100,000 or more and other than in the ordinary course of business or acquisition of assets other than inventory involving $50,000 or more,

         (n) any contracts for construction of real property or any improvements thereto,

         (o) any distribution, joint marketing or development agreement, other than non-exclusive end user, distributor and reseller agreements entered into in the ordinary course of business, or

         (p) any other agreement, contract or commitment which involves $50,000 or more and is not cancelable without penalty within thirty (30) days.

    The Company has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment listed or identified in the Company Disclosure Letter (under any section or subsection thereof) in such manner as would permit any other party to cancel or terminate the same. Each agreement, contract or commitment listed or identified in the Company Disclosure Letter (under any section or subsection thereof) is in full force and effect and, to the best of the Company's knowledge, is a legal, binding and enforceable obligation for or against the Company and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

    2.13 INTERESTED PARTY TRANSACTIONS. To the best knowledge of the Company, no officer of the Company has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to, the Company, any goods or services, or (iii) a beneficial interest in any contract or agreement required to be set forth in Section 2.12 of the Company Disclosure Letter; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13; and provided further that the ownership interest of an entity of which a director of the Company is a director, officer or partner shall not be attributed to such director.

    2.14 GOVERNMENTAL AUTHORIZATION. Section 2.14 of the Company Disclosure Letter sets forth a true, correct and complete list of each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company that is material to the operation of its business or the holding of any interest in any of its properties (herein collectively referred to as "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties.

    2.15 LITIGATION. Section 2.15 of the Company Disclosure Letter sets forth a true, correct and complete list of all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims pending or, to the Company's knowledge, threatened against the Company which would have a Material Adverse Effect on the business of the Company. None of such suits, actions, proceedings, investigations or claims seeks to prevent the consummation of the Merger. There is no judgment, decree or order enjoining the Company in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of the Company. Section 2.15 of the Company Disclosure Letter sets forth a true, correct and complete list of all suits and legal actions initiated by the Company.

    2.16 ACCOUNTS RECEIVABLE. All receivables of the Company arose in the ordinary course of business at the aggregate amounts thereof, and are carried at values determined in accordance with generally accepted accounting principles consistently applied (including provisions for doubtful accounts). To the best knowledge of the Company, none of the receivables of the Company is subject to any claim of offset, recoupment, setoff or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim.

No receivables are contingent upon the performance by the Company of any obligation or contract. No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

    2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent contain complete and accurate minutes of all meetings of directors (and any committee thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

    2.18 ENVIRONMENTAL AND OSHA.

         (a) HAZARDOUS MATERIAL. No material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present as a result of the actions of the Company (or, to the best knowledge of the Company, as a result of any actions of any third party or otherwise) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased (collectively, "Company Property") to the best knowledge of the Company.

         (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transferred, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Recovery and Conservation Act of 1976, the Toxic Substances Control Act of 1976, and other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

         (c) PERMITS. The Company currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of the Company's Hazardous Material Activities, if any, and other business activities of the Company as such activities are currently being conducted.

    2.19 LABOR MATTERS. The Company has not received any notice from any Governmental Entity, and to the best knowledge of the Company, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company is a party or involving the Company, and there is neither pending nor, to the best knowledge of the Company, threatened any investigation or hearing concerning the Company arising out of or based upon any currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health employment practices. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and has no obligations with respect to any former employees or qualifying beneficiaries thereunder. Section 2.19 of the Company Disclosure Letter sets forth a true, correct and complete list of all current employees of the Company and their current salary and vacation accruals.

    2.20 INSURANCE. Section 2.20 of the Company Disclosure Letter sets forth a true, correct and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties operations, software errors and omissions, employees, officers and directors of the Company and all claims made under any insurance policy since April 10, 1991. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    2.21 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

    2.22 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same that are accurate and complete in all material respects) which has been requested by Parent or its counsel and which is referenced in the Company Disclosure Letter.

    2.23 HEARING NOTICE AND PROXY STATEMENT. At the time the notice (the "Hearing Notice") of the hearing to be held by the California Commissioner of Corporations to consider the terms, conditions and fairness of the transactions contemplated hereby pursuant to Section 25142 of the California Law (the "Hearing") shall be mailed to the holders of Company Stock, and at the time the information statement to be delivered to holders of Company Stock in connection with the solicitation of written consents or the stockholder meeting of Company to vote on the Merger and the other transactions contemplated hereby (the "Proxy Statement") shall be delivered to the holders of Company Stock, and at all times subsequent to such dates up to and including the date of the stockholder meeting and the date of the Effective Time, such Hearing Notice, with respect to information (including all financial data) set forth therein with respect to the Company or its Affiliates furnished to Parent by the Company for inclusion therein, and such Proxy Statement, with respect to all information (other than information with respect to Parent or its Affiliates furnished to the Company by Parent for inclusion therein, as to which no representation or warranty is hereby made) set forth therein, respectively, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements or information contained therein, in the light of the circumstances under which such statements are made, not misleading.

    2.24 EMPLOYEE BENEFIT PLANS.

         (a) Section 2.25(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company (together, the "Employee Plans"), and a copy of each Employee Plan has been provided to Parent.

         (b) (i) The Company has identified to Parent all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate ") within the meaning of Section 414 of the Code, or any subsidiary of the Company (together, the "Employee Plans").

              (ii) (A) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;

                   (B) All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;

                   (C) Each Employee Plan intended to qualify under Section 401(a) of Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS, has pending before the IRS an application for such determination letter for each such Employee

Plan or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

                   (D) No Employee Plan is or within the prior six (6) years has been subject to, and the Company has not incurred or does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

                   (E) Nothing in any Employee Plan precludes or interferes with Parents' ability to cause the Company to terminate (or consolidate, at Parent's option) any Employee Plan after the Closing.

              (iii) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:

                   (A) Any act or omission by the Company constituting a violation of Section 402, 403, 404 or 405 of ERISA;

                   (B) Any act or omission by the Company which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code;

                   (C) Any act or omission by the Company constituting a violation of Section 503, 510 or 511 of ERISA.

                   (D) Any act or omission by the Company which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code; or

                   (E)  Any failure to file any Forms 5500 in a timely manner.

              (iv) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from the Company or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the Financial Statements.
All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Company with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the three month period ended March 31, 1996.

              (v) The Company has furnished to Parent or its counsel complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

    2.25 NO COMMITMENTS REGARDING FUTURE PRODUCTS. The Company has made no sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing products or to otherwise enhance the performance of its existing products (other than beta or similar arrangements pursuant to which the Company's customers from time to time test or evaluate the Company's products). The products the Company has delivered to customers substantially comply with published specifications for such products and the Company has not received material complaints from customers about its products that to the Company's knowledge remain unresolved.
Section 2.25 of the Company Disclosure Letter accurately sets forth a complete list of the Company's products in development (exclusive of mere enhancements to and additional features for existing products).

    2.26 THIRD PARTY CONSENTS. No consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

    2.27 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby except the fees payable by the Company to Wessels, Arnold & Henderson LLC, as set forth in the agreement between such firm and the Company listed in Section 2.27 of the Company Disclosure Letter.

    2.28 INVENTORIES. As of the date hereof, the inventories of the Company, whether finished goods, work in process or raw materials (including the Inventory), shown on the Company Balance Sheet or thereafter acquired, after giving effect to the inventory reserve on the Company Balance Sheet, are, all items of a quality useable or saleable in the ordinary and usual course of the business of Company as currently conducted. The values at which inventories are carried reflect the inventory valuation policy of the Company which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

    2.29 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company nor any statement made in the Company Disclosure Letter, when read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                     ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    The Parent and Merger Sub represent and warrant to the Company, subject to such qualifications and exceptions as are set forth in a disclosure letter delivered prior to the date hereof (which disclosure letter shall specifically identify the sections or subsections which are qualified by the information set forth therein) signed by the Parent and Merger Sub and acknowledged by the Company (the "Parent Disclosure Letter"), as follows:

    3.1 ORGANIZATION; STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of each of Parent and Merger Sub, as amended to date, to the Company and its counsel.

    3.2  CAPITAL STRUCTURE.

         (a) The authorized stock of Parent consists of 50,000,000 shares of Common Stock, $0.001 par value per share, of which 13, 924,450 shares were issued and outstanding as of April 15, 1996, and 2,000,000 shares of Preferred Stock, $0.001 par value per share, none of which are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.001 par value per share, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are not subject to any preemptive rights or rights of first refusal under applicable law, the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or by which it is bound and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. All outstanding shares of Parent Common Stock and all outstanding options or other rights to purchase Parent Common Stock have been issued in compliance with all federal and state securities laws. Parent has also reserved (i) an aggregate of 4,308,985 shares of Common Stock issuable to employees and consultants pursuant to the Parent's 1991 Stock Option Plan, (ii) an aggregate of 200,000 shares of Common Stock issuable to employees pursuant to the Parent's 1995 Employee Stock Purchase Plan and (iii) 100,000 shares of Common Stock issuable to non-employee directors pursuant to the Parent's 1995 Directors' Stock Option Plan. Other than pursuant to or under such Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable, and free of, and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent prior to the Merger is a party or by which prior to the Merger it is bound.

    3.3 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors, which constitutes all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in aggregate would not have a Material Adverse Effect on the Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (iii) the fairness hearing referred to in Section 3.1, (iv) the qualifications by permit pursuant to 25121 of the California Corporate Securities Law of 1968, as amended, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Parent or Merger Sub.

    3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished the Company with a true and complete copy of its Form 10-K for the fiscal year ended December 31, 1995, its Form 10-Q for the quarter ended March 31, 1996 and its proxy statement dated April 23, 1996 (collectively, the "SEC Documents"), which Parent has filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC and provided to the Company prior to the date hereof. Parent has timely filed with the SEC all reports required to be filed under Section 13, 14 and 15(d) of the Exchange Act since November 9, 1995. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal recurring audit adjustments that are not individually or in the aggregate, material). There has been no material change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

    3.5 BROKER'S AND FINDERS' FEES. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby, except the fees payable by the Parent to Robertson, Stephens & Company, as set forth in the agreement between the Company and Robertson, Stephens & Company dated June __, 1996.

    3.6 HEARING NOTICE AND PROXY STATEMENT. At the time the Hearing Notice shall be mailed to the holders of Company Stock, and at the time the Proxy Statement shall be delivered to the holders of Company Stock, and at all times subsequent to such dates up to and including the dates of the stockholder meeting of the Company and the Effective Time, such Hearing Notice, with respect to all information (other than information with respect to the Company or its Affiliates furnished to Parent by the Company inclusion therein as to which no representation or warranty is hereby made) set forth therein, and such Proxy Statement, with respect to information regarding Parent or its Affiliates furnished by Parent to the Company for inclusion therein, respectively, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements or information contained therein, in the light of the circumstances under which such statements are made, not misleading.

    3.7 SECURITIES ACT EXEMPTION. The Parent Common Stock to be issued pursuant to this Agreement and the Merger Agreement will be exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(10) thereunder.

    3.8 NO MATERIAL ADVERSE CHANGE. Since March 31, 1996, Parent has conducted its business in the ordinary course and there has not occurred, other than has been disclosed to the Company and in reports filed by the Company with the Securities and Exchange Commission or press releases (including the press release to be issued by Parent immediately after the execution of this Agreement): (i) any material adverse change in the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of Parent and its subsidiaries, taken as a whole; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent; (iii) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business of Parent; or (iv) except in the ordinary course of business, any sale of a material amount of real or personal property (tangible or intangible) of Parent.

    3.9 AGREEMENTS. The contracts listed on Schedule 3.9 to the Parent Disclosure Letter hereto are in full force and effect as of the date hereof and will be in full force and effect as of the Closing Date.

    3.10 LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or to the best knowledge of Parent, threatened, against Parent or Merger Sub which could have a Material Adverse Effect on the business of the Parent or in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by this Agreement.

    3.11 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent or Merger Sub nor any statement made by Parent or Merger Sub in the Parent Disclosure Letter, when read together in their entirety, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                      ARTICLE IV

                         CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that the Company's goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company which could have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, the Company shall not, without the prior consent of Parent:

         (a) Except as required pursuant to existing contractual provisions of options and restricted stock outstanding on the date hereof that are listed in
Section 2.2 of the Company Disclosure Letter, accelerate, amend or change the period of exercisability of options or restricted stock granted under the employee stock plans of the Company (including restricted stock purchase agreements);

         (b) Enter into any commitment or transaction to be performed over a period longer than six months in duration or to purchase or agree to purchase capital assets aggregating in excess of $50,000;

         (c) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (x) payments made pursuant to standard written agreements in effect on the date hereof and as disclosed in
Section 2.12(b) of the Company Disclosure Letter or (y) in the case of employees who do not have standard written agreements, payments of up to one months salary;

         (d) Except for licenses granted to end-users pursuant to the Company's standard license agreements, transfer to any person or entity any rights to the Company's Intellectual Property Rights;

         (e) Enter into or amend in any material respect any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any products of the Company other than the recruitment of new distributors and resellers by the Company in the ordinary course of business consistent with past practice;

         (f) Violate, amend or otherwise modify in any material respect the terms of any of the contracts or agreements required to be listed in the Company Disclosure Letter;

         (g)  Commence any litigation;

         (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or options to acquire capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options to acquire capital stock except repurchases of stock from former employees, directors and consultants in accordance with agreements in effect on the date of the Agreement providing for the repurchase of shares at cost in connection with any termination of service to the Company;

         (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of the Company Common Stock pursuant to the conversion of Company Preferred Stock;

         (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

         (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

         (l) Sell, lease, license or otherwise dispose, other than sales of inventory in the ordinary course of business, of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company;

         (m) Incur any indebtedness for borrowed money (other than advances under the Company's existing bank credit line) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

         (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than regularly scheduled increases for employees other than officers in the ordinary course of business;

         (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past business practices;

         (p) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or constituting a trade payable or operating expense incurred in the ordinary course of business consistent with past practices since the last date of the Company Financial Statements or otherwise permitted to be incurred pursuant to this Section 4.1;

         (q) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         (r) Take or permit any action which would result in any share of Company Preferred Stock being convertible into more or less than one share of Company Common Stock; or

         (s) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.l(a) through (r) above, or any action which would make any of the representations, warranties or covenants of the Company contained in this Agreement untrue or incorrect in any material respect or prevent the Company; from performing or cause the Company not to perform its covenants hereunder.

    4.2 NO SOLICITATION. Prior to the Effective Time, the Company will not (nor will the Company permit any of the Company's officers, directors, stockholders affiliated with any officer or director or the Company's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees:

         (a) solicit, encourage, initiate or participate (except to the extent reasonably required by fiduciary obligations under existing law) in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's business and properties or to purchase or acquire capital stock of the Company whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition"),

         (b) except to the extent reasonably required by fiduciary obligations under existing law, (i) disclose any information not customarily disclosed to any person other than its attorneys or financial advisors or existing lenders or lessors under existing contractual arrangements concerning the Company's business and properties or afford to any person or entity access to its properties, books or records, or
(ii) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets, other than licensing of software in the ordinary course of business.

    In the event the Company shall receive any such offer or proposal, directly or indirectly, of the type referred to in clause (a) or (b)(ii) above, or any request for disclosure or access pursuant to clause (b)(i) above, the Company shall immediately inform Parent as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Parent by furnishing any information it may reasonably request.

    4.3 CONDUCT OF BUSINESS OF PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Parent agrees (except to the extent that the Company shall otherwise consent in writing) that Parent shall promptly notify the Company of any event or occurrence or emergency which is not in the ordinary course of business of Parent and which is material and adverse to the business of Parent. Parent shall not without the prior consent of the Company
(i) amend its Certificate of Incorporation in any manner which would materially adversely affect the rights of holders of Parent Common Stock, (ii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares of its capital stock or options to purchase shares of its capital stock (A) in connection with privately negotiated sales of stock pursuant to corporate partnering arrangements in effect on the date hereof, or
(B) pursuant to stock option grants or exercises or other employee stock benefit plans, (iii) take, or agree in writing or otherwise take, any action which would make any of the representations, warranties or covenants of the Parent contained in this Agreement untrue or incorrect or prevent the Parent from performing or cause the Parent not to perform its covenants hereunder, or (iv) declare or pay any cash dividends or make any other cash distributions in respect of any of its capital stock, or repurchase or otherwise acquire, directly or indirectly any shares of its capital stock (other than in connection with the repurchase of stock from terminated employees).

                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

    5.1 STOCKHOLDER APPROVAL. The Company will duly call and hold a meeting of its stockholders or solicit written consents for the purpose of approving the Merger and the other transactions contemplated by the Agreement on the terms and conditions set forth in this Agreement and the Merger Agreement, and in connection therewith will comply fully with the pertinent provisions of the applicable state laws relating to the calling and holding of such meetings of stockholders for such purpose. It is contemplated that such stockholder meeting will take place on or about August 29, 1996 or as soon as practicable thereafter. The Parent will prepare as promptly as practicable in conjunction with the Company an Application for Permit and Request for Hearing pursuant to Sections 25121 and 25142 of the California Corporations Code, including a proposed Hearing Notice for use by the California Commissioner of Corporations in connection with the Hearing, and the Company shall prepare an information statement for use in connection with such Application and such stockholder meeting. Neither the Company nor Parent shall distribute or use such Hearing Notice or Proxy Statement other than for internal review unless the other party shall have consented in writing to the information set forth in such document relating to it. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger which shall not be changed unless the Board of Directors of the Company, upon receipt of a written opinion from its outside counsel following receipt of a written proposal or offer for an Acquisition, shall determine that failure so to change its recommendation would constitute a breach of the Board's fiduciary duty under applicable law. The Company shall use its best efforts to solicit from stockholders of the Company proxies or written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to effect the Merger.

    5.2 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    5.3 CONFIDENTIALITY. The parties acknowledge that Parent and the Company have previously executed a Confidential Nondisclosure Agreement, which agreement shall continue in effect in accordance with its terms.

    5.4 EXPENSES. In the event the Merger is not consummated, and except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such cost or expense. The transaction costs incurred or payable by the Company in connection with this Agreement shall not exceed (i) $300,000 for professional fees and expenses of the Company's counsel and accountants, based on regular hourly rates and standard charges for related expenses and (ii) fees and expenses of Wessels, Arnold & Henderson LLC pursuant to its engagement letter with the Company referenced in the Company Disclosure Letter.

    5.5 PUBLIC DISCLOSURE. Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release; provided that such approval shall not be unreasonably withheld; provided further that the foregoing restriction shall be subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

    5.6 POOLING ACCOUNTING. Parent and the Company shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its best efforts to cause its Affiliates (as defined in Section 5.8) not to take any action that would adversely affect the ability of Parent to account for the business combination to the effected by the Merger as a pooling of interests.

    5.7 CONSENTS. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger.

    5.8 AFFILIATE AGREEMENTS. Prior to the Closing Date, the Company shall deliver to Parent a written statement setting forth those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 ("Rule 145") (each such person, an "Affiliate") promulgated under the Securities Act of 1933 as amended (the "Securities Act"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent prior to the Closing Date from each of the Affiliates of Company, an executed Affiliate Agreement in the form attached hereto as EXHIBIT A. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

    5.9 FIRPTA. At the Closing, the Company shall deliver to Parent a properly executed statement conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.445-2(c)(3) and the Company further agrees to provide the notification to the Internal Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2).

    5.10 LEGAL REQUIREMENTS. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions, contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

    5.11 BLUE SKY LAWS. Parent shall use its best efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its reasonable efforts to assist Parent to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

    5.12 BEST EFFORTS; ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and cause to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Parent will use its best efforts to file all reports required to be filed under Section 13 or 15(d) of the Exchange Act for the two years subsequent to the Effective Time.

    5.13 STOCK OPTIONS.

         (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under the Company's Stock Option Plan, whether vested or unvested will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company's Stock Option Plan and as provided in the respective option agreements immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Stock Conversion Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Conversion Ratio, rounded up to the nearest whole cent, all in accordance with the rules of Section 424(a) of the Code, and the regulations promulgated thereunder, and such rules shall apply even with respect to options that are not "incentive stock options" (within the meaning of Section 424 of the Code).

         (b) After the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

         (c) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options prior to the Effective Time.

    5.14 FORM S-8. Parent will file a registration statement on Form S-8 covering shares of Parent Common Stock issuable upon exercise of Company Options assumed pursuant to Section 5.13 as promptly as practicable after the Closing.

    5.15 UPDATED INFORMATION REGARDING COMPANY CAPITALIZATION. Immediately prior to the Effective Time, the Company shall furnish to Parent true, correct and complete information with respect to all of the matters covered by
Section 2.2 of this Agreement and Section 2.2 of the Company Disclosure Letter updated through the delivery of such information, which information shall be certified by the President and Chief Financial Officer of the Company on behalf of the Company, and shall be in such detail as Parent shall reasonably request. The certificate and information delivered pursuant to this Section 5.15 shall be deemed for all purposes of this Agreement to be representations and warranties made pursuant to this Agreement to the same extent as if set forth herein.

                                      ARTICLE VI

                               CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) STOCKHOLDER APPROVAL. This Agreement and the Merger and other transactions contemplated hereby (including, without limitation, the Affiliate Agreements, the Non-Competition Agreements and the Employment Agreements), taken together, shall have been approved and adopted by the requisite vote of the stockholders of the Company, including (i) a majority of the outstanding shares of Company Common Stock, (ii) 66-2/3% of the outstanding shares of Company Series A Preferred Stock, and (iii) 66-2/3% of the outstanding shares of Company Series B Preferred Stock.

         (b) CALIFORNIA PERMIT. The California Commissioner of Corporations shall have issued a permit qualifying the issuance of Parent Common Stock pursuant to the Merger following a hearing related to the fairness of the Merger conducted in accordance with and pursuant to Section 25142 of the California Corporations Code.

         (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or limiting or restricting the operation of the business of the Company following the Merger shall be in effect; nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         (d) EMPLOYMENT AGREEMENTS. Parent shall have entered into an employment agreement with Douglas Antaya, John Duffy, Robert Heile, Richard White, Michael Ricci, Tim Mangan and Richard Swee substantially in the form attached hereto as EXHIBIT B-1, with David Splitz, Dale Magley, Keith Reynolds, Ken Botelho, Christine Wilson and Jim McIntosh substantially in the form attached hereto as EXHIBIT B-2, and with Robert Degan substantially in the form attached hereto as EXHIBIT B-3 (collectively, the "Employment Agreements").

         (e) APPROVAL. Parent, Company and Merger Sub shall have timely obtained all necessary approvals from Governmental Entities.

         (f) AFFILIATE AGREEMENTS. The Company and Parent shall have received an executed Affiliate Agreement from each Affiliate of the Company.

         (g) ESCROW AGREEMENT. Parent, Merger Sub, the Committee, as agent for the former stockholders of the Company, and a financial entity or other entity mutually agreed to by the parties (who the parties agree may be The First National Bank of Boston), as escrow agent (the "Escrow Agent"), shall have entered into an escrow agreement substantially in the form attached hereto as EXHIBIT C (the "Escrow Agreement") hereto.

         (h) NASDAQ LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been listed on the Nasdaq National Market System.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

         (b) CERTIFICATE OF PARENT. The Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

              (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and correct in all material respects; and

              (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

         (c) LEGAL OPINION. The Company shall have received a legal opinion from Venture Law Group, A Professional Corporation, counsel to Parent, as to the matters set forth in and in the form acceptable to the Company.

         (d) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, properties, liabilities, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.
         (e) TAX OPINION. The Company shall have received an opinion of Palmer & Dodge LLP, counsel to the Company, dated the Closing Date, addressed to the Company and its shareholders immediately before the Effective Time, substantially to the effect that, on the basis of the facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company or its shareholders by reason of the receipt of the shares of Parent Common Stock in the Merger (it being understood that such opinion will not extend to cash payments in lieu of fractional share interests and may not extend to shares of Parent Common Stock received by the Company's shareholders who receive their Company Stock pursuant to stock options or otherwise as compensation).

    6.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.
The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

         (b) CERTIFICATE OF THE COMPANY. Parent shall have been provided with a certificate executed on behalf of the Company by its President and Chief Financial Officer to the effect that, as of Effective Time:

              (i) all representations and warranties made by the Company under this Agreement are true and correct in all material respects;

              (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

         (c) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in order to assign the agreements listed in the Company Disclosure Letter pursuant to Section 5.7 of this Agreement.

         (d) LEGAL OPINION. Parent shall have received a legal opinion from Palmer & Dodge LLP, legal counsel to the Company, in the form acceptable to Parent.

         (e) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, properties, liabilities, results of operations or financial condition of the Company.

         (f) DISSENTERS. Holders of not more than 5% of the outstanding Company Common Stock, not more than 5% of the outstanding Company Series A Preferred Stock and not more than 5% of the outstanding Company Series B Preferred Stock shall have exercised, or shall continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

         (g) NON-COMPETITION AGREEMENTS. Douglas Antaya, Robert Degan, Robert Heile, John Duffy Richard Swee, Richard White, Michael Ricci and Tim Mangan shall each have entered into and delivered a duly executed and binding Non-Competition Agreement in substantially the form attached hereto as EXHIBIT D-1, David Splitz, Dale Magley, Keith Reynolds, Christine Wilson, Ken Botelho and Jim McIntosh shall each have entered into and delivered a duly executed and binding Non-Competition Agreement in substantially the form attached hereto as EXHIBIT D-2 , (collectively, the "Non-Competition Agreements").

         (h) FAIRNESS OPINION. Parent shall have received a fairness opinion with regard to the Merger from Robertson, Stephens & Company and such opinion shall not have been withdrawn.

         (i) NO STOCKHOLDER APPROVAL REQUIREMENT. The Parent shall not be required under Delaware Law or rules of the National Association of Securities Dealers Inc. to obtain stockholder approval with respect to the Merger in order to comply with Section 5(i)(1)(c)(i) of Schedule D of the rules of the National Association of Securities Dealers, Inc.

         (k) OPINIONS OF ACCOUNTANTS. Parent shall have received the opinion of Ernst & Young LLP, in the form previously delivered to the Parent, and no conditions shall exist which preclude Parent's accounting for the Merger as of the Closing Date as a pooling of interests.

         (l) TAX OPINION. The Parent shall have received an opinion from Venture Law Group, A Professional Corporation, legal counsel to the Parent, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                     ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

    7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and continue until the earlier of (i) the date the audit of Parent's financial statements for the year ending December 31, 1996 has been completed and Parent has received a signed opinion from its independent auditors certifying such financial statements or
(ii) April 30, 1997 (the earlier of such dates being the "1996 Audit Date"); provided that if any claims for indemnification have been asserted with respect to any such representations and warranties prior to the 1996 Audit Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims. All covenants to be performed after the Effective Time shall continue indefinitely.

    7.2  ESCROW ARRANGEMENTS.

         (a) ESCROW FUND. As soon as practicable after the Effective Time, a portion of the Series B Cash and the shares of the Parent Common Stock to be issued in the Merger equal to the Escrow Number (as defined in 1.6(h)) (plus any additional New Shares (as defined below) as may be issued in respect thereof after the Closing) (collectively, the "Escrow Shares"), without any act of any stockholder of the Company, will be registered in the name of and will be deposited with the Escrow Agent (as defined in Section 7.4 below)), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and the Escrow Agreement (the "Escrow Agreement") attached hereto as EXHIBIT C and at Parent's sole cost and expense. At the Effective Time of the Merger, ten percent (10%) of the Series B Cash (the "Escrow Cash") and ten percent (10%) of the shares of Parent Common Stock each stockholder is entitled to receive in the Merger in exchange for Company Common Stock and Company Preferred Stock shall be deposited by Parent into the Escrow Fund. The Escrow Fund shall be available to compensate Parent and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees (collectively, "Losses") that Parent or any of its affiliates has incurred or reasonably anticipates incurring by reason of the Employment Claim (defined below) or any breach at any time after the Effective Date by the Company of any representation, warranty, covenant or agreement of the Company contained herein, PROVIDED, HOWEVER, that no such compensation shall be payable unless and until the amount of all Losses exceeds $200,000 in the aggregate, whereupon compensation shall be payable for all such Losses without any deduction. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Parent shall be compensated from the Escrow Fund for all Losses in excess of $45,000 incurred by Parent for claims relating to or arising out of the matter set forth in Section 2.15 of the Company Disclosure Letter (the "Employment Claims"), at which time compensation shall be payable for all Losses in excess of such amount relating to Employment Claims without deduction. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Resort to the Escrow Fund shall be made proportionately between the Escrow Cash and the Escrow Shares and shall be the exclusive contractual remedy of Parent and its affiliates for any such breaches and misrepresentations if the Merger does close, and the maximum liability of any former holder of Company Stock for any breach of a representation, warranty or covenant of the Company shall be limited to the Escrow Cash and Escrow Shares in which such holder has an interest that are held pursuant to the Escrow Agreement; provided, however, that nothing herein shall limit any noncontractual remedy against any person or entity for such person's or entity's fraud or intentional misrepresentation.

         (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall remain in existence until the 1996 Audit Date (the "Escrow Period"). Upon the expiration of such Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Cash and Escrow Shares; provided, however, that the amount of Escrow Cash and the number of Escrow Shares, which, in the reasonable judgment of Parent, subject to the objection of the Agent and the subsequent arbitration of the in the matter in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the 1996 Audit Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders of the Company all Escrow Cash, Parent Common Stock and other property remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Cash and Parent Common Stock and other property to the stockholders of the Company pursuant to this
Section 7.2(b) and the Escrow Agreement shall be made in proportion to their respective original contributions to the Escrow Fund.

         (c)  DISTRIBUTIONS; VOTING.

              (i) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the holders thereof. When and if cash dividends on Parent Common Stock in the Escrow Fund shall be declared and paid, they shall not be added to the Escrow Fund, but shall be paid to those on whose behalf such Parent Common Stock is held who, prior to the Merger, held Company Common Stock.

              (ii) Each stockholder of the Company shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock) so long as such shares of Parent Common Stock or other voting securities are held in the Escrow Fund. As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the stockholders of the Company having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such stockholder. Parent shall show the Parent Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

    7.3 METHOD OF ASSERTING CLAIMS. All claims for indemnification by the Company and its affiliates pursuant to this Article VII shall be made in accordance with the provisions of the Escrow Agreement.

    7.4 AGENT OF THE SHAREHOLDERS; POWER OF ATTORNEY. In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, a committee (the "Committee") of Robert A. Degan, Thomas Smith and Grant Behrman shall be appointed as agents and attorneys-in-fact (collectively, the "Agent") for each stockholder of the Company (except such stockholders, if any, as shall have perfected their dissenter rights under California Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to enter into and perform the Escrow Agreement, to authorize delivery to Parent of Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary appropriate or in the judgment of Agent for the accomplishment of the foregoing. The Agent shall act by vote or written action or consent of a majority of the members of the Committee.

    7.5 ADJUSTMENT TO ESCROW NUMBER. In the event that Parent pays out any amounts to holders of Dissenting Shares with respect to such shares, the Escrow Number shall be automatically reduced by the number of shares of Parent Common Stock allocable to such Dissenting Shares. Upon certification by the Parent to the Escrow Agent of such event, the shares of Parent Stock allocable to such Dissenting Shares and any New Shares with respect thereto shall be promptly returned to Parent.

    7.6 INDEMNITY BY PARENT. Subsequent to the Effective Time, Parent agrees to indemnify and hold harmless the holders of Company Stock outstanding immediately prior to the Effective Time (the "Indemnified Parties") from and against any Losses based upon, arising out of or otherwise in respect of any material breach of any representation, warranty or covenant of Parent contained herein or in any certificate delivered pursuant hereto, which breach becomes known to Company and is asserted in writing to Parent on or before the 1996 Audit Date, at which date this indemnification provision shall terminate, PROVIDED HOWEVER that no such compensation shall be payable unless and until the amount of all Losses to the Indemnified Parties exceeds $200,000 in the aggregate, whereupon compensation shall be payable for all such Losses without any deduction.

                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

    8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a)  by mutual written consent of the Company, Parent and Merger Sub;

         (b) by Parent if (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten business days after written notice to the Company or by the Closing Date, or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's, the Company's or Surviving Corporation's ownership or operation of all or a material portion of the business of the Company, or Parent, the Company or the Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

         (c) by the Company if the fairness hearing and determination is not completed favorably by August 9, 1996 or if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten days after written notice to Parent or by the Closing Date;

         (d) by any party hereto if (i) the Closing has not occurred by August 31, 1996; (ii) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or
(iv) if the Company's stockholders do not approve the Merger at the Company stockholder meeting.

         (e) by the Company, if the closing sale price of Parent Common Stock reported in the WALL STREET JOURNAL, on the basis of information provided by the Nasdaq National Market, is less than $7.00 per share (as adjusted for Recapitalization Events) on the earlier of (i) August 30, 1996 or (ii) the date which is two trading days immediately preceding (but not including) the Effective Time.

    Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors or stockholders, except to the extent that such termination results from the breach by a party hereto of any of its warranties, covenants or agreements set forth in this Agreement.

    8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that following approval of the Merger by the stockholders of the Company, no amendment shall be made that by law requires the further approval of such stockholders without obtaining such approval.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                      ARTICLE IX

                                  GENERAL PROVISIONS

    9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) provided, however, that notices sent by mail will not be deemed given until received.

         (a)  If to Parent or Merger Sub, to:

              Sync Research, Inc.
              7 Studebaker
              Irvine, CA  92718
              Attention:  President

              with a copy to:

              Venture Law Group, A Professional Corporation
              2800 Sand Hill Road
              Menlo Park, CA  94025
              Attention:  Mark A. Medearis, Esq.

         (b)  if to the Company, to:

              TyLink Corporation
              10 Commerce Way
              Norton, MA  02766
              Attention:  President

              with a copy to:

              Palmer & Dodge LLP
              One Beacon Street
              Boston, MA  02108-3190
              Attention:  Nathaniel S. Gardiner, Esq.

    9.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The terms "to the best knowledge of the Company" or "to the Company's best knowledge," or words to that effect refers to the best knowledge of each member of Company's Board of Directors, Robert Degan, Richard Swee, Robert F. Heile, Douglas M. Antaya, John J. Duffy, Christine Wilson and Timothy Mangan (the "Key Group"), except that when such terms are used to qualify any representation or warranty regarding or relating to the Company's intellectual property in Section 2.11 hereof, such terms refer to the best knowledge of each member of the Key Group, as well as the best knowledge of each of David Splitz, Matthew Murge, Dale Magley, Keith Reynolds, Ken Botelho and James McIntosh. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.4 MISCELLANEOUS. This Agreement and the documents and instruments and other agreements among the parties hereto including all lists and statements separately certified in writing by the Company or Parent (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidential Nondisclosure Agreement between Parent and the Company, which shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

    9.5 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Delaware, and further agree that service of documents commencing any suit therein may be made as provided in Section 9.1.

    9.6 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                       SYNC RESEARCH, INC.


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


                                       TYLINK CORPORATION


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


                                       SR ACQUISITION CORP.


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                         AGREEMENT AND PLAN OF REORGANIZATION

                                   OMITTED EXHIBITS

    The following exhibits to the Agreement and Plan of Reorganization have been omitted pursuant to Item 601(b)(2) of the Act because the information contained therein is either not material to an investment decision or is otherwise disclosed in the Agreement and Plan of Reorganization. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

    Exhibit A      Form of Affiliate Agreement
    Exhibit B-1    Form of Employment Agreement
    Exhibit B-2    Form of Employment Agreement
    Exhibit B-3    Form of Employment Agreement
    Exhibit C      Escrow Agreement
    Exhibit D-1    Form of Noncompetition Agreement
    Exhibit D-2    Form of Noncompetition Agreement